Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
FGX International Holdings Limited:
We consent to the use of our report dated April 25, 2005, with respect to the consolidated statements of income, stockholder’s equity and comprehensive income, and cash flows for the nine month period ended October 1, 2004 of Magnivision, Inc. included herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Providence, Rhode Island
August 9, 2007